UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d)
of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2023

MODERNA, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38753	81-3467528
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Technology Square
Cambridge, MA	02139
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 714-6500

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	MRNA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.       ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On December 12, 2023, Moderna, Inc. (the “Company”) announced that following a restructuring of the Company’s commercial organization and reporting lines, Arpa Garay, the Company’s Chief Commercial Officer, will be departing the Company, and that effective as of December 8, 2023, Ms. Garay will no longer serve in that role or as an executive officer of the Company. As announced on December 12, 2023, following the restructuring, the Company’s commercial organization will be overseen by the Company’s Chief Executive Officer, Stéphane Bancel, and the Company’s President, Stephen Hoge. Ms. Garay has been asked to remain on as an employee of the Company through June 2024, and to serve in an advisory capacity to Mr. Bancel and Dr. Hoge to assist with the transition.
(e) At the time of Ms. Garay’s departure, she will be entitled to benefits under the Company’s Amended and Restated Executive Severance Plan, as amended on February 23, 2023 (the “Executive Severance Plan”), subject to her execution of a separation agreement and release of claims in form and manner satisfactory to the Company (the “Separation Agreement”), as disclosed in the Company’s proxy statement for the 2023 Annual Meeting filed with the U.S. Securities and Exchange Commission on March 15, 2023. The benefits to which Ms. Garay will be entitled under the Executive Severance Plan upon departure include: (i) twelve months of salary ($850,000), (ii) payment of her bonus for the year of departure at target ($765,000); and (iii) COBRA coverage for 12 months. Ms. Garay will also be provided accelerated vesting of 15% of any outstanding and unvested time-based equity awards, in accordance with the Company’s guidelines governing involuntary terminations and up to 12 months from her final date of employment to exercise any vested but unexercised stock options. Ms. Garay will continue to be eligible for her salary, benefits and vesting of time-based equity awards while she remains employed by the Company, but she will not be eligible for an equity award in 2024 or for a bonus for 2024 beyond the payments to which she is otherwise entitled under the Executive Severance Plan.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 12, 2023		MODERNA, INC.

	By:	/s/ Shannon Thyme Klinger
Shannon Thyme Klinger
Chief Legal Officer